UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Commission File Number
001-34581

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Establishment of Targets for 2017 Annual Cash Incentive Compensation
On February 15, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Kraton Corporation (the “Company”, “we”, “our”) approved the target bonus under our 2016 Equity and Cash Incentive Plan for the Kraton Leadership Team, which includes our named executive officers. For the bonus year that ends December 31, 2017, the Committee has established the following target bonus amounts for our named executive officers:

Named Executive Officer	Target Bonus
Kevin M. Fogarty President and Chief Executive Officer	1.0 x Base Salary
Stephen E. Tremblay Executive Vice President and Chief Financial Officer	.70 x Base Salary
Holger R. Jung Senior Vice President, Chief Commercial Officer	.60 x Base Salary
James L. Simmons Senior Vice President, General Counsel and Corporate Secretary	.55x Base Salary
Melinda S. Conley Senior Vice President, Chief Human Resources Officer	.50x Base Salary

Depending on the level of achievement of the business performance targets (described below) each named executive officer’s actual annual cash incentive compensation can be from zero to two times his or her target bonus. Any such bonuses will be paid in cash, and we expect that such payments, if any, will be made in the first quarter of 2018.

The Committee has determined that the business performance targets determining the 2017 annual cash incentive compensation, and the weighting of each, will be achievement of Adjusted EBITDA (75%) and the attainment of Net Debt (25%). The Committee has established threshold, target and stretch multipliers for both of these business performance targets, which if achieved, will provide a multiplier that can range from 0.3, if the minimum, or threshold, level of performance is achieved, to 2.0, assuming the Company meets or exceeds the maximum, or stretch, goal.
Based on the business performance targets and the multipliers, each disclosed above, and assuming the threshold performance level is achieved, the 2017 cash incentive compensation for any given named executive officer will be calculated as follows:

(Adjusted EBITDA Multiplier)(Target Bonus)(0.75)
+	(Net Debt Multiplier)(Target Bonus)(0.25)
2017 Annual Cash Incentive Compensation
The Adjusted EBITDA and Net Debt performance targets for 2017 have been established based on our 2017 business plan and with reference to market conditions and year-over-year performance in comparison to 2016; however, as such information is competitively sensitive, the exact targets will be disclosed in the proxy statement for our annual general meeting of stockholders in 2018.

Establishment of Named Executive Officer Base Compensation for 2017
On February 15, 2017, the Committee established annual base compensation for our executive officers, including our named executive officers. Effective April 1, 2017, Mr. Fogarty’s base compensation will be $925,000, Mr. Tremblay’s will be $475,000, each of Dr. Jung’s and Mr. Simmons's will be $400,000, and Ms. Conley's will be $350,000. The base compensation for Messrs. Tremblay and Jung remains unchanged from 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: February 21, 2017	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer